SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 5, 2008
MILESTONE SCIENTIFIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26284	13-3545623

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (973) 535-2717
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD Disclosure.
     On June 5, 2008, at its Annual Meeting of Shareholders, Milestone Scientific, Inc. (“Milestone”) announced its entry into a Distributorship Agreement with Patterson Dental Holdings, Inc. (“Patterson”), a subsidiary of Patterson Companies, Inc., to market and sell on a non-exclusive basis the STA™ System, Milestone’s patented, award-winning, painless dental injection system, and related disposable hand pieces to dental professionals in the United States and Canada. Patterson is a national distributor of dental products with the largest direct sales force in the United States and Canadian markets.
     A copy of the press release announcing Milestone’s addition of Patterson to its distribution network is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing of Milestone under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01: Financial Statements and Exhibits
          (d) Exhibits:

99.1	Press Release dated June 5, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
By:	/s/ Joe W. Martin
Joe W. Martin
Chief Executive Officer

Dated: June 5, 2008

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